NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2019 THIRD QUARTER LEASING

NEW YORK, NEW YORK (September 16, 2019) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced that in the three months ended August 31, 2019 (the “2019 third quarter”) it executed two new leases totaling approximately 87,000 square feet of previously vacant industrial/warehouse space and extended several leases with existing tenants totaling approximately 120,000 square feet of industrial/warehouse and office/flex space.

Griffin’s two new leases included the lease of (i) approximately 64,000 square feet in 6975 Ambassador Drive, an approximately 134,000 square foot industrial/warehouse building in the Lehigh Valley of Pennsylvania that was built on speculation and completed in the fiscal 2018 fourth quarter and (ii) approximately 23,000 square feet of industrial/warehouse space that was entered into in connection with the tenant’s lease renewal and expansion in one of Griffin’s buildings in New England Tradeport (“NE Tradeport”), Griffin’s industrial park located in Windsor and East Granby, Connecticut.

In the 2019 third quarter, Griffin extended two leases aggregating approximately 80,000 square feet of industrial/warehouse space in NE Tradeport and extended a lease of approximately 29,000 square feet in one of Griffin’s multi-story office buildings in Griffin Center in Windsor, Connecticut. There were also two lease extensions of office/flex space in Griffin Center South in Bloomfield, Connecticut, whereby the tenants reduced their aggregate space under lease from approximately 19,000 square feet to approximately 11,000 square feet in the 2019 third quarter.

As of August 31, 2019, Griffin’s twenty-five industrial/warehouse buildings aggregating approximately 3,645,000 square feet (89% of Griffin’s total real estate portfolio) were 97% leased. Griffin’s twelve office/flex buildings aggregating approximately 433,000 square feet were 70% leased as of August 31, 2019. Griffin’s total real estate portfolio of approximately 4,078,000 square feet was 94% leased as of August 31, 2019.

Subsequent to the end of the 2019 third quarter, Griffin executed a lease for approximately 74,000 square feet in 160 International Drive, one of its two soon to be completed industrial/warehouse buildings aggregating approximately 283,000 square feet in Concord, North Carolina, in the greater Charlotte area. Griffin expects these two industrial/warehouse buildings to be completed and placed in service in the fourth quarter of fiscal 2019.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations regarding the timing of completion of construction of its two industrial/warehouse buildings in Concord, North Carolina. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.